SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                  JULY 23, 1997

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission                IRS Employer
jurisdiction                        File Number               Identification
of incorporation                                              Number

Delaware                              1-3492                  No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

     The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

     On July 23, 1997 registrant issued a press release entitled Halliburton 1997 Second Quarter Net Income Up 42 Percent pertaining, among other things, to an announcement that registrant's 1997 second quarter net income of $101.9 million increased 42 percent compared to 1996 second quarter net income of $71.8 million. After giving effect to registrant's recent 2-for-1 common stock split, registrant earned $.40 per share in the 1997 second quarter compared to $.29 per share in the year earlier period. Consolidated revenues for the company were $2,231.1 million in the 1997 second quarter, an increase of 22 percent from the year ago quarter.

Item 7.  Financial Statements and Exhibits

     List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated July 23, 1997.















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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HALLIBURTON COMPANY




Date:    July 24, 1997                      By: /s/ Susan S. Keith
                                                -----------------------
                                                Susan S. Keith
                                                Vice President, Secretary and
                                                Corporate Counsel


























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                                  EXHIBIT INDEX



Exhibit                                                       Sequentially
Number                     Description                        Numbered Page

20                         Press Release of                   5 of 8
                           July 23, 1997
                           Incorporated by Reference

































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